Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 of Hoyne Bancorp, Inc. of our report dated July 24, 2025, except for the effects of the restatement described in Note 4, as to which the date is September 17, 2025, on the consolidated financial statements of Hoyne Savings, MHC and Subsidiaries included in the Prospectus contained in such Registration Statement and to the reference to us under the heading "Experts" in the Prospectus.

/s/ WIPFLI LLP

September 17, 2025

Atlanta, Georgia